UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

August 26, 2025

Item 1.01. Entry into a Material Definitive Agreement.

Envoy Technologies Merger Amendment and Warrant Agreement

As previously announced, on August 4, 2025, the Company’s indirect wholly owned subsidiary, Envoy Technologies, Inc. (“Envoy Technologies”), entered into Amendment No. 4 (the “Amendment”) to the Agreement and Plan of Merger, dated as of April 18, 2023 (the “Merger Agreement”), with the Company, Envoy Mobility, Inc. (formerly Blink Mobility, LLC) (“Mobility”), and Fortis Advisors LLC, as equityholders’ agent (“Equityholders’ Agent”), which provides that the sole remaining payment obligation to the former equityholders of Envoy Technologies will be fully satisfied, and the Company and Mobility will be released from all claims and liabilities relating to such obligation, following the issuance of (x) $10,000,000 in shares of Company common stock, valued based on the volume-weighted average trading price for the 25 trading days preceding the issuance date (the “Stock Issuance”), and (y) warrants exercisable for shares of Company common stock with an aggregate value of $11,000,000, divided into three tranches with vesting conditions based on specific stock price achievements (the “Warrant Issuance”). In satisfaction of the Company’s obligations with respect to the Stock Issuance, the Company issued to the former equityholders of Envoy Technologies an aggregate of 9,696,882 shares of the Company’s common stock (the “Envoy Shares”).

On August 26, 2025, in connection with the Amendment, the Company entered into a Warrant Agreement, effective as of August 19, 2025 (the “Warrant Agreement”), with the former equityholders of Envoy Technologies, through Equityholders’ Agent. Pursuant to the Warrant Agreement, and in satisfaction of the Company’s obligations with respect to the Warrant Issuance, the Company agreed to issue to the former equityholders of Envoy Technologies warrants (the “Envoy Warrants”) to purchase up to an aggregate of 3,898,177 shares of the Company’s common stock (the “Envoy Warrant Shares”) at an exercise price of $0.01 per share, subject to adjustment and certain vesting conditions as provided therein.

The Envoy Shares and the Envoy Warrant Shares are subject to a 120-day leak-out period commencing on initial issuance or exercise of the Envoy Warrants, as applicable, allowing sales limited to 2% per day, with a cap of 20% per month.

The former equityholders of Envoy Technologies were granted registration rights for shares of Company common stock initially issued and those issued pursuant to the exercise of the Envoy Warrants. The Company has agreed to file a resale registration statement on Form S-1 with the SEC within 30 days of date of the Amendment and use commercially reasonable efforts to have it declared effective within 90 days thereafter. The Amendment includes indemnification provisions for both the Company and the former equityholders against claims related to the registration statement.

Terms of the Envoy Warrants

The following summary of certain terms and provisions of the Envoy Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Duration and Exercise Price

Each Envoy Warrant has an exercise price of $0.01 per share. The Envoy Warrants expire on the date that is 20 months from the effective date of the Warrant Agreement (August 19, 2025). The exercise price and number of shares issuable upon exercise of the Envoy Warrants are subject to equitable adjustment from time to time in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, reorganization, merger, consolidation or other similar transaction involving the Company that affects the number of outstanding shares of the Company’s common stock. Such adjustments will be made in a manner that proportionately preserves, as nearly as possible, the economic rights and value of the Envoy Warrants immediately prior to such event.

Notwithstanding the foregoing, no adjustment will be made to the number of shares of common stock underlying the Envoy Warrants or the exercise price with respect to (i) the issuance of securities pursuant to any equity compensation plan approved by the Company’s stockholders, (ii) the issuance of securities in connection with bona fide acquisitions, mergers, joint ventures, licensing arrangements or strategic transactions, or (iii) the issuance of securities upon exercise or conversion of any securities of the Company that are outstanding as of August 19, 2025, except to the extent such securities themselves provide for anti-dilution adjustments.

Vesting Conditions

Of the 3,898,177 shares of common stock issuable upon exercise of the Envoy Warrants, (i) 1,470,588 shares will vest and become exercisable upon the Company’s common stock achieving a last reported sale price its principal trading market equal to or greater than $1.70 for seven consecutive trading days, (ii) 1,190,476 shares will vest and become exercisable upon the Company’s common stock achieving a last reported sale price its principal trading market equal to or greater than $2.10 for seven consecutive trading days, and (iii) 1,237,113 shares will vest and become exercisable upon the Company’s common stock achieving a last reported sale price its principal trading market equal to or greater than $4.85 for seven consecutive trading days. The determination as to whether any such vesting condition has been satisfied will be made solely by the Company, acting in good faith, based on the last reported sale price of the Company’s common stock on its principal trading market as reported on the electronic reporting system of such exchange.

Exercisability

The Envoy Warrants are exercisable, at the option of each holder, in whole or in part, upon satisfaction of the applicable vesting conditions, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise. Payment of the aggregate exercise price for the shares specified in the applicable notice of exercise must be made by net exercise of such shares based on the last reported sale price for the Company’s common stock on the trading day immediately following receipt by the Company of the notice of exercise.

Leak-Out Restrictions

Any shares of common stock issued upon exercise of the Envoy Warrants are subject to the following restrictions during the period commencing on the date such shares first become freely tradable pursuant to applicable federal securities laws and ending on the 120th day thereafter (the “Leak-Out Period”):

●	Each holder cannot sell more than 2% of the total number of shares issuable upon exercise of its Envoy Warrants and other shares of the Company’s common stock such holder is entitled to as Stock Consideration under the Envoy Technologies Merger Agreement (collectively, the “Leak-Out Shares”) on any trading day;

●	Each holder cannot sell more than 20% of the total Leak-Out Shares during any calendar month (the “Monthly Limit”);

●	Any portion of the Monthly Limit not sold in a given month cannot be carried forward;

●	During the final 30 days of the Leak-Out Period, each holder may sell up to 5% of the Leak-Out Shares on any trading day, subject to the Monthly Limit; and

●	All sales must be effected through the principal trading market on which the Company’s common stock is listed at the time of sale.

Rights as a Stockholder

Except as otherwise provided in the Envoy Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Envoy Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Envoy Warrants.

Change of Control

If at any time the Envoy Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Change of Control (as defined in the Warrant Agreement), any portion of the Envoy Warrants that remains unvested as of immediately prior to the consummation of such Change of Control will automatically become fully vested and immediately exercisable, without any further action required by the Company or the holder, effective immediately prior to and contingent upon the consummation of such Change of Control. Upon such vesting and exercise, the holder will be entitled to participate in the Change of Control transaction with respect to the shares of common stock underlying the Envoy Warrants acquired, on the same terms and conditions as other holders of the Company’s common stock. Any portion of the Envoy Warrants that is not exercised in connection with or prior to the consummation of a Change of Control shall remain exercisable (to the extent then vested) until the expiration of the Envoy Warrants, unless otherwise terminated or cashed out in accordance with the terms of the Change of Control transaction or the Warrant Agreement.

Fundamental Transactions

If at any time the Envoy Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the Warrant Agreement), the Envoy Warrants will be assumed or substituted for by the successor or surviving entity, and each holder will thereafter have the right to receive, upon exercise of the Envoy Warrants, the same amount and kind of securities, cash, or other property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction had the Envoy Warrants been exercised immediately prior thereto, all subject to further equitable adjustment.

Waivers and Amendments

The Envoy Warrants may be modified or amended or the provisions of the Envoy Warrants waived with the Company’s and the Equityholders’ Agent’s written consent.

The foregoing descriptions of the Envoy Warrants and the Amendment do not purport to be complete are qualified in their entirety by reference to the full texts of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Amendment, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on August 6, 2025, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Envoy Shares, Envoy Warrants and Envoy Warrant Shares were offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Warrant Agreement, dated as of August 19, 2025, by and between Blink Charging Co. and the former equityholders of Envoy Technologies, Inc., through their agent, Fortis Advisors, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: August 29, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer